Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4/A6 (File No. 333-269078) of ESGL Holdings Limited of our report dated March 15, 2023 relating to the consolidated financial statements of Environmental Solutions Group Holdings Limited as of December 31, 2022 and 2021, and for the two years in the period ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

New York, New York

June 20, 2023